Exhibit 10.10

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement, dated as of February 13, 2012 (this “Agreement”) by and among Healthcare Distribution Specialists LLC, a Delaware limited liability company (“HDS”), Mackie Barch, the sole managing member of HDS (the “HDS Managing Member”), Sunpeaks Ventures, Inc., a Nevada corporation (“SNPK”), and Scott Beaudette, the majority stockholder of SNPK (the “SNPK Controlling Stockholder”).

WHEREAS, SNPK has evaluated its current and prospective business operations and has determined that in order to create value for its shareholders it is necessary to explore alternative business opportunities. Accordingly, SNPK began discussions with HDS relating to its operations and opportunities; and,

WHEREAS, HDS is a party to that certain Amended and Restated Asset Acquisition Agreement (the “Acquisition Agreement”), entered into on August 1, 2011, by and between HDS (fka AmeriSure Pharmaceuticals, LLC) and Global Nutritional Research, LLC, a Maryland limited liability company (“GNR”), pursuant to which HDS acquired 100% of the rights, title and interest to the assets held or otherwise owned or controlled by GNR related to that certain product known as Clotamin, a proprietary multivitamin (collectively the “Acquired Assets”); and,

WHEREAS, the HDS Managing Member owns 100% of the Membership Interests (the “Membership Interests”) of HDS, pursuant to the terms and conditions of that certain Operating Agreement of Healthcare Distribution Specialists, LLC, as amended (the “Operating Agreement”); and,

WHEREAS, (i) the HDS Managing Member and HDS believe it is in the best interests of HDS to exchange 100% of the Membership Interests of HDS for (a) two hundred million (200,000,000) newly-issued shares of common stock, $0.001 par value per share, of SNPK (the “SNPK Common Stock”), as set forth on Schedule I hereto, which, at the time of issuance will represent approximately 32.23% of the issued and outstanding shares of SNPK Common Stock, (b) three million (3,000,000) newly-issued shares of Class A Preferred Stock, $0.001 par value per share, of SNPK (the “SNPK Preferred Stock”) (collectively the SNPK Common Stock and the SNPK Preferred Stock shall be referred to as the “SNPK Shares”) and (ii) SNPK believes it is in its best interest and the best interest of its stockholders to acquire the HDS Membership Interests in exchange for the SNPK Shares, all upon the terms and subject to the conditions set forth in this Agreement (the “Share Exchange”); and

WHEREAS, it is the intention of the parties that this Share Exchange shall qualify as a tax-free reorganization under Section 354 of the Internal Revenue Code of 1986, as amended (the “Code”). Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the Share Exchange as a reorganization under Section 354 of the Code or as to the effect, if any, that any transaction consummated prior to the Closing Date has or may have on any such reorganization status. The parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transaction contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including without limitation, any adverse Tax consequences that may result if the transaction contemplated by this Agreement is not determined to qualify as a reorganization under Section 354 of the Code; and,

WHEREAS, the Share Exchange shall qualify as a transaction in securities exempt from registration or qualification under section 4(2) of the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”); and,

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF HDS MEMBERSHIP INTERESTS FOR SNPK SHARES

Section 1.1  Agreement to Exchange HDS Membership Interests for SNPK Shares. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the HDS Managing Member shall assign, transfer, convey, and deliver the HDS Membership Interests to SNPK.  In consideration and exchange for the HDS Membership Interests, SNPK shall issue, and deliver the SNPK Shares to the HDS Managing Member.

Section 1.2  Closing and Actions at Closing. The closing of the Share Exchange (the “Closing”) shall take place remotely via the exchange of documents and signatures on the day the conditions to closing set forth in Articles V and VI herein have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing (the “Closing Date”).

Section 1.3  Directors of SNPK at Closing Date. On the Closing Date, Scott Beaudette, the current director of SNPK, shall resign from the board of directors of SNPK (the “SNPK Board”) and Mackie Barch’s appointment to the SNPK Board shall become effective.

Section 1.4  Officers of SNPK at Closing Date. On the Closing Date, Scott Beaudette shall resign from each officer position held at SNPK and immediately thereafter, the SNPK Board shall appoint Mackie Barch to serve as the sole officer of SNPK.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SNPK

SNPK represents, warrants and agrees that all of the statements in the following subsections of this Article II are true and complete as of the date hereof.

Section 2.1  Corporate Organization

A.

SNPK is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite corporate power and authority to own its assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of SNPK. “Material Adverse Effect” means, when used with respect to SNPK, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of SNPK, or materially impair the ability of SNPK to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, or (ii) changes in the United States securities markets generally.

B.

Copies of the Articles of Incorporation and By-laws of SNPK with all amendments thereto, as of the date hereof (the “SNPK Charter Documents”), have been furnished to the HDS Managing Member and to HDS, and such copies are accurate and complete as of the date hereof. The minute books of SNPK are current as required by law, contain the minutes of all meetings of the SNPK Board and stockholders of SNPK from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the SNPK Board and stockholders of SNPK. SNPK is not in violation of any of the provisions of the SNPK Charter Documents.

Section 2.2  Capitalization of SNPK.

A.

The authorized capital stock of SNPK consists of five hundred fifty million (550,000,000) shares of Common Stock, par value $0.001, and fifty million (50,000,000) shares of Preferred Stock, of which twenty five million (25,000,000) shares have been designated as Class A Preferred Stock. There are three hundred seventy million five hundred thousand seven hundred fifty (370,500,750) shares of Common Stock and no shares of Preferred Stock issued and outstanding, immediately prior to this Share Exchange.

B.

All of the issued and outstanding shares of Common Stock of SNPK immediately prior to this Share Exchange are, and all shares of Common Stock of SNPK when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable. Except with respect to securities to be issued to the HDS Managing Member pursuant to the terms hereof, as of the date of this Agreement there are no outstanding or authorized options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire or receive any shares of SNPK’s capital stock, nor are there or will there be any outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights, pre-emptive rights or rights of first refusal with respect to SNPK or any Common Stock, or any voting trusts, proxies or other agreements, understandings or restrictions with respect to the voting of SNPK’s capital stock. There are no registration or anti-dilution rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which SNPK is a party or by which it is bound with respect to any equity security of any class of SNPK. SNPK is not a party to, and it has no knowledge of, any agreement restricting the transfer of any shares of the capital stock of SNPK.  The issuance of all of the shares of SNPK described in this Section 2.2 have been, or will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws and no stockholder of SNPK has any right to rescind or bring any other claim against SNPK for failure to comply with the Securities Act, or state securities laws.

C.

Other than those shares referred to in Section 5.7 herein, there are no outstanding contractual obligations (contingent or otherwise) of SNPK to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, SNPK or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other person.

Section 2.3 Subsidiaries and Equity Investments. SNPK does not directly or indirectly own any capital stock or other securities of, or any beneficial ownership interest in, or hold any equity or similar interest, or have any investment in any corporation, limited liability company, partnership, limited partnership, joint venture or other company, person or other entity.

Section 2.4 Authorization, Validity and Enforceability of Agreements. SNPK has all corporate power and authority to execute and deliver this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by SNPK and the consummation by SNPK of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of SNPK, and no other corporate proceedings on the part of SNPK are necessary to authorize this Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the valid and legally binding obligation of SNPK and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally. SNPK does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other person in order for it to consummate the transactions contemplated by this Agreement, other than filings that may be required or permitted under states securities laws, the Securities Act and/or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 2.5  No Conflict or Violation. Neither the execution and delivery of this Agreement by SNPK, nor the consummation by SNPK of the transactions contemplated hereby will: (i) contravene, conflict with, or violate any provision of the SNPK Charter Documents; (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which SNPK is subject, (iii) conflict with, result in a breach of, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which SNPK is a party or by which it is bound, or to which any of its assets or properties are subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of SNPK’s assets, including without limitation the SNPK Shares.

Section 2.6  Agreements. Except as disclosed on documents filed with the Securities and Exchange Commission (the “Commission”), SNPK is not a party to or bound by any contracts, including, but not limited to, any:

A.

employment, advisory or consulting contract;

B.

plan providing for employee benefits of any nature, including any severance payments;

C.

lease with respect to any property or equipment;

D.

contract, agreement, understanding or commitment for any future expenditure in excess of $5,000 in the aggregate;

E.

contract or commitment pursuant to which it has assumed, guaranteed, endorsed, or otherwise become liable for any obligation of any other person, entity or organization; or

F.

agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery or payment of securities when due, and which remains unsettled upon the date of this Agreement.

SNPK has provided to HDS and the HDS Managing Member, prior to the date of this Agreement, true, correct and complete copies of each contract (whether written or oral), including each amendment, supplement and modification thereto (the “SNPK Contracts”).  The Company shall satisfy all liabilities due under the SNPK Contracts as of the date of Closing.  All such liabilities shall be satisfied or released at or prior to Closing.  Any amounts accrued post-Closing shall be the sole responsibility of HDS.

Section 2.7  Litigation. There is no action, suit, proceeding or investigation (“Action”) pending or, to the knowledge of SNPK, currently threatened against SNPK or any of its affiliates, that may affect the validity of this Agreement or the right of SNPK to enter into this Agreement or to consummate the transactions contemplated hereby or thereby. There is no Action pending or, to the knowledge of SNPK, currently threatened against SNPK or any of its affiliates, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against SNPK or any of its affiliates. Neither SNPK nor any of its affiliates is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no Action by SNPK or any of its affiliates relating to SNPK currently pending or which SNPK or any of its affiliates intends to initiate.

Section 2.8  Compliance with Laws. SNPK has been and is in compliance with, and has not received any notice of any violation of any, applicable law, order, ordinance, regulation or rule of any kind whatsoever, including without limitation the Securities Act, the Exchange Act, the applicable rules and regulations of the SEC or the applicable securities laws and rules and regulations of any state.

Section 2.9  Financial Statements; SEC Filings.

A.

SNPK’s financial statements (the “Financial Statements”) contained in its periodic reports filed with the SEC have been prepared in accordance with generally accepted accounting principles applicable in the United States of America (“U.S. GAAP”) applied on a consistent basis throughout the periods indicated, except that those Financial Statements that are not audited do not contain all footnotes required by U.S. GAAP. The Financial Statements fairly present the financial condition and operating results of SNPK as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. SNPK has no material liabilities (contingent or otherwise). SNPK is not a guarantor or indemnitor of any indebtedness of any other person, entity or organization. SNPK maintains a standard system of accounting established and administered in accordance with U.S. GAAP.

B.

SNPK has timely made all filings with the SEC that it has been required to make under the Securities Act and the Exchange Act (the “Public Reports”). To the best of its knowledge, each of the Public Reports has complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act, and the Sarbanes/Oxley Act of 2002 (the “Sarbanes/Oxley Act”) and/or regulations promulgated thereunder.  There is no revocation order, suspension order, injunction or other proceeding or law affecting the trading of SNPK’s Common Stock, it being acknowledged that none of SNPK’s securities are approved or listed for trading on any exchange or quotation system.

Section 2.9  Books, Financial Records and Internal Controls. All the accounts, books, registers, ledgers, SNPK Board minutes and financial and other records of whatsoever kind of SNPK have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of SNPK. SNPK maintains a system of internal accounting controls sufficient, in the judgment of SNPK, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

Section 2.10  Employee Benefit Plans. SNPK does not have any “Employee Benefit Plan” as defined in the U.S. Employee Retirement Income Security Act of 1974 or similar plans under any applicable laws.

Section 2.11  No Debt Obligations. Upon the Closing Date, SNPK will have no debt, obligations or liabilities of any kind whatsoever other than with respect to the transactions contemplated hereby. SNPK is not a guarantor of any indebtedness of any other person, entity or corporation.

Section 2.12  No Broker Fees. No brokers, finders or financial advisory fees or commissions will be payable by or to SNPK or any of their affiliates with respect to the transactions contemplated by this Agreement.

Section 2.13  No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or anticipated by SNPK to arise, between SNPK and any accountants and/or lawyers formerly or presently engaged by SNPK. SNPK is current with respect to fees owed to its accountants and lawyers.

Section 2.14 Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of SNPK in connection with the transactions contemplated by this Agreement do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.15  No Integrated Offering. SNPK does not have any registration statement pending before the Commission or currently under the Commission’s review and since the Closing Date, except as contemplated under this Agreement, SNPK has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

Section 2.16  Employees.

A.

SNPK has one employee, Scott Beaudette.

B.

Other than Scott Beaudette, SNPK does not have any officers or directors. No director or officer of SNPK is a party to, or is otherwise bound by, any contract (including any confidentiality, non-competition or proprietary rights agreement) with any other person that in any way adversely affects or will materially affect (a) the performance of her duties as a director or officer of SNPK or (b) the ability of SNPK to conduct its business.

Section 2.17 Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of SNPK or the SNPK Controlling Stockholder in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.18  No Assets or Real Property. Except as set forth on the most recent Financial Statements, SNPK does not have any assets of any kind.  SNPK does not own or lease any real property.

Section 2.19  Interested Party Transactions.  Except as disclosed in Commission filings, no officer, director or shareholder of SNPK or any affiliate or “associate” (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such person or entity, has or has had, either directly or indirectly, (a) an interest in any person or entity which (i) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by SNPK, or (ii) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish SNPK any goods or services; or (b) a beneficial interest in any contract or agreement to which SNPK is a party or by which it may be bound or affected.

Section 2.20   Intellectual Property. Except as in documents filed with the Commission, SNPK does not own, use or license any intellectual property in its business as presently conducted.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF HDS

HDS represents, warrants and agrees that all of the statements in the following subsections of this Article III, pertaining to HDS, are true and complete as of the date hereof.

Section 3.1  Organization.  HDS is a limited liability company duly organized, validly existing, and in good standing under the laws of Delaware and has the power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of HDS’s Certificate of Formation or Operating Agreement.  HDS has taken all actions required by law, its Certificate of Formation or Operating Agreement, or otherwise to authorize the execution and delivery of this Agreement.  HDS has full power, authority, and legal capacity and has taken all action required by law, its Certificate of Formation or Operating Agreement, and otherwise to consummate the transactions herein contemplated.

Section 3.2  Membership Interests.  The number of Membership Interests HDS has issued is 1,000 Membership Units.   The Membership Interests currently represent 100% of the Membership Units of HDS.

Section 3.3  Subsidiaries and Predecessor Corporations.   HDS does not own, beneficially or of record, any shares of any entity.

Section 3.4  Financial Statements. HDS has kept all books and records since inception and such audited financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The balance sheets are true and accurate and present fairly as of their respective dates the financial condition of HDS.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, HDS had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of HDS, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

HDS has duly and punctually paid all Governmental fees and taxation which it has become liable to pay and has duly allowed for all taxation reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxation and HDS has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all Governmental fees and taxation.

The books and records, financial and otherwise, of HDS are, in all material aspects, complete and correct and have been maintained in accordance with good business and accounting practices.

All of HDS’s assets are reflected on its financial statements, and HDS has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 3.5  Information. The information concerning HDS set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 3.6  Absence of Certain Changes or Events. Since its inception, (a) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of HDS; and (b) HDS has not (i) made any material change in its method of management, operation or accounting, (ii) entered into any other material transaction other than sales in the ordinary course of its business; or (iii) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its members, managers, or employees or; and

Section 3.7  Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of HDS after reasonable investigation, threatened by or against  HDS or affecting HDS or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  HDS does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances

Section 3.8  No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which HDS is a party or to which any of its assets, properties or operations are subject.

Section 3.9  Compliance With Laws and Regulations. To the best of its knowledge, HDS has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of HDS or except to the extent that noncompliance would not result in the occurrence of any material liability for HDS.    This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 3.10  Approval of Agreement. The Managing Member of HDS has authorized the execution and delivery of this Agreement by HDS and has approved this Agreement and the transactions contemplated hereby.

Section 3.11 Valid Obligation. This Agreement and all agreements and other documents executed by HDS in connection herewith constitute the valid and binding obligation of HDS, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.12 Acquisition Agreement. HDS represents and warrants that it owns 100% of the Acquired Assets pursuant to the Acquisition Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF HDS MANAGING MEMBER

The HDS Managing Member hereby represents and warrants to SNPK:

Section 4.1 Authority. The HDS Managing Member has the right, power, authority and capacity to execute and deliver this Agreement to which the HDS Managing Member is a party, to consummate the transactions contemplated by this Agreement to which the HDS Managing Member is a party, and to perform the HDS Managing Member’s obligations under this Agreement to which the HDS Managing Member is a party. This Agreement has been duly and validly authorized and approved, executed and delivered by the HDS Managing Member. Assuming this Agreement has been duly and validly authorized, executed and delivered by the parties thereto other than the HDS Managing Member, this Agreement is duly authorized, executed and delivered by the HDS Managing Member and constitutes the legal, valid and binding obligation of the HDS Managing Member, enforceable against the HDS Managing Member in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

Section 4.2  No Conflict. Neither the execution or delivery by the HDS Managing Member of this Agreement to which the HDS Managing Member is a party nor the consummation or performance by the HDS Managing Member of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the organizational documents of the HDS Managing Member (if the HDS Managing Member is not a natural person); (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which the HDS Managing Member is a party or by which the properties or assets of the HDS Managing Member are bound; or (c) contravene, conflict with, or result in a violation of, any Law or Order to which the HDS Managing Member, or any of the properties or assets of the HDS Managing Member, may be subject.

Section 4.3  Litigation. There is no pending Action against the HDS Managing Member that involves the HDS Membership Interests or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement or the business of HDS and, to the knowledge of the HDS Managing Member, no such Action has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Action.

Section 4.4  Acknowledgment. The HDS Managing Member understands and agrees that the SNPK Shares to be issued pursuant to this Agreement have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the SNPK Shares is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation D promulgated thereunder or Regulation S for offers and sales of securities outside the U.S.

Section 4.5  Stock Legends. The HDS Managing Member hereby agrees with SNPK as follows:

A.

Securities Act Legend Accredited Investors. The certificates evidencing the SNPK Shares issued to the HDS Managing Member will bear the following or a similar legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (3) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED.

B.

Other Legends. The certificates representing such SNPK Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable law, including, without limitation, any U.S. state corporate and state securities law, or contract.

C.

 Opinion. The HDS Managing Member shall not transfer any or all of the SNPK Shares pursuant to Rule 144, under the Securities Act, Regulation S or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of the SNPK Shares, without first providing SNPK with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the SNPK) to the effect that such transfer will be made in compliance with Rule 144, under the Securities Act, Regulation S or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

Section 4.6  Ownership of Shares. The HDS Managing Member is both the record and beneficial owner of the HDS Membership Interests. The HDS Managing Member has and shall transfer at the Closing, good and marketable title to the HDS Membership Interests, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever, excepting only restrictions on future transfers imposed by applicable law.

ARTICLE V

CONDITIONS TO OBLIGATIONS OF HDS AND THE HDS MANAGING MEMBER

The obligations of HDS and the HDS Managing Member to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by HDS and the HDS Managing Member at their sole discretion:

Section 5.1  Representations and Warranties of SNPK. All representations and warranties made by SNPK in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

Section 5.2  Agreements and Covenants. SNPK shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

Section 5.3  Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4  No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of SNPK shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.5  Other Closing Documents. HDS shall have received such certificates, instruments and documents in confirmation of the representations and warranties of SNPK, SNPK’s performance of its obligations hereunder, and/or in furtherance of the transactions contemplated by this Agreement as the HDS Managing Member and/or their respective counsel may reasonably request.

Section 5.6  Documents. SNPK must have caused the following documents to be delivered to HDS and the HDS Managing Member:

A.

share certificates evidencing the SNPK Shares registered in the name of the HDS Managing Member;

B.

a Secretary’s Certificate, dated the Closing Date, certifying attached copies of (A) the SNPK Charter Documents, (B) the resolutions of the SNPK Board approving this Agreement and the transactions contemplated hereby and thereby; and (C) the incumbency of each authorized officer of SNPK signing this Agreement to which SNPK is a party;

C.

 an Officer’s Certificate, dated the Closing Date, certifying as to Sections 5.1, 5.2, 5.3, 5.4, 5.7, and 5.8.

D.

 a Certificate of Good Standing of SNPK, dated as of a date not more than five business days prior to the Closing Date;

E.

 this Agreement is duly executed;

F.

 the resignation of Scott Beaudette as sole officer of SNPK as of the Closing Date;

G.

 the resignation of Scott Beaudette as sole director of SNPK on the Closing Date;

H.

such other documents as HDS may reasonably request for the purpose of (i) evidencing the accuracy of any of the representations and warranties of SNPK, (ii) evidencing the performance of, or compliance by SNPK with any covenant or obligation required to be performed or complied with by SNPK, (iii) evidencing the satisfaction of any condition referred to in this Article V, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 5.7  Cancellation of Shares.  Immediately following the issuance of the SNPK Shares to the HDS Managing Member, the SNPK Controlling Stockholder shall irrevocably cancel two hundred million (200,000,000) shares of the two hundred twenty five million (225,000,000) shares of the SNPK Common Stock he currently owns. Evidence of such cancellation shall be delivered to HDS.

Section 5.8  No Material Adverse Effect.  There shall not have been any event, occurrence or development that has resulted in or could result in a Material Adverse Effect on or with respect to SNPK.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF SNPK

The obligations of SNPK to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by SNPK in its sole discretion:

Section 6.1  Representations and Warranties of HDS and the HDS Managing Member. All representations and warranties made by HDS and the HDS Managing Member on behalf of themselves individually in this Agreement shall be true and correct on and as of the Closing Date except insofar as the representation and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

Section 6.2  Agreements and Covenants. HDS and the HDS Managing Member shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

Section 6.4  Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.5  No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of HDS shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.6  Other Closing Documents. SNPK shall have received such certificates, instruments and documents in confirmation of the representations and warranties of HDS and the HDS Managing Member, the performance of HDS and the HDS Managing Member’s respective obligations hereunder and/or in furtherance of the transactions contemplated by this Agreement as SNPK or its counsel may reasonably request.

Section 6.7  Documents. HDS and the HDS Managing Member must deliver to SNPK at the Closing:

A.

 documentation evidencing the number of HDS Membership Interests, along with such other documents evidencing the transfer of such HDS Membership Interests to SNPK;

B.

 this Agreement to which the HDS and the HDS Managing Member is a party, duly executed;

C.

 such other documents as SNPK may reasonably request for the purpose of (i) evidencing the accuracy of any of the representations and warranties of the HDS and the HDS Managing Member , (ii) evidencing the performance of, or compliance by HDS and the HDS Managing Member with, any covenant or obligation required to be performed or complied with by HDS and the HDS Managing Member, as the case may be, (iii) evidencing the satisfaction of any condition referred to in this Article VI, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 6.8  No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person, any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the HDS Membership Interests, or any other ownership interest in, HDS, or (b) is entitled to all or any portion of the SNPK Shares.

ARTICLE VII

POST-CLOSING AGREEMENTS

Section 7.1  SEC Documents. From and after the Closing Date, in the event the SEC notifies SNPK of its intent to review any Public Report filed prior to the Closing Date or SNPK receives any oral or written comments from the SEC with respect to any Public Report filed prior to the Closing Date, SNPK shall promptly notify the SNPK Controlling Stockholder and the SNPK Controlling Stockholder shall reasonably cooperate with SNPK in responding to any such oral or written comments.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall expire on the first day of the three-year anniversary of the Closing Date (the “Survival Period”). The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

Section 8.2  Indemnification.

A.

 Indemnification Obligations in favor of the Controlling Stockholders of SNPK. From and after the Closing Date until the expiration of the Survival Period, HDS shall reimburse and hold harmless the SNPK Controlling Stockholder (each such person and his heirs, executors, administrators, agents, successors and assigns is referred to herein as a “SNPK Indemnified Party”) against and in respect of any and all damages, losses, settlement payments, in respect of deficiencies, liabilities, costs, expenses and claims suffered, sustained, incurred or required to be paid by any SNPK Indemnified Party, and any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other procedures or investigation against any SNPK Indemnified Party, which arises or results from a third-party claim brought against a SNPK Indemnified Party to the extent based on a breach of the representations and warranties with respect to the business, operations or assets of HDS. All claims of SNPK pursuant to this Section 8.2 shall be brought by the SNPK Controlling Stockholder on behalf of SNPK and those Persons who were stockholders of SNPK Company immediately prior to the Closing Date.  In no event shall any such indemnification payments exceed $100,000 in the aggregate from HDS.   No claim for indemnification may be brought under this Section 8.2(a) unless all claims for indemnification, in the aggregate, total more than $10,000.

B.

 Indemnification in favor of HDS and the HDS Managing Member. From and after the Closing Date until the expiration of the Survival Period, the SNPK Controlling Stockholder will, severally and not jointly, indemnify and hold harmless HDS, the HDS Managing Member, and their respective members and managers, agents, attorneys and employees, and each person, if any, who controls or may “control” (within the meaning of the Securities Act) any of the forgoing persons or entities (hereinafter referred to individually as a “HDS Indemnified Person”) from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees, (collectively, “Damages”) arising out of any (i) any breach of representation or warranty made by SNPK or the SNPK Controlling Stockholder in this Agreement, and in any certificate delivered by SNPK or the SNPK Controlling Stockholder pursuant to this Agreement, (ii) any breach by SNPK or the SNPK Controlling Stockholder of any covenant, obligation or other agreement made by SNPK or the SNPK Controlling Stockholder in this Agreement, and (iii) a third-party claim based on any acts or omissions by SNPK or the SNPK Controlling Stockholder. In no event shall any such indemnification payments exceed $100,000 in the aggregate from all SNPK Controlling Stockholder.  No claim for indemnification may be brought under this Section 8.2(b) unless all claims for indemnification, in the aggregate, total more than $10,000.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1  Publicity. No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 9.2  Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 9.3  Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 9.4  Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested)or facsimile to the parties at the following addresses:

If to HDS or the HDS Managing Member, to:

Healthcare Distribution Specialists LLC

9337 Fraser Ave

Silver Spring, MD 20910

Attn: Mackie Barch, Managing Member

If to SNPK or the SNPK Controlling Stockholder, to:

Sunpeaks Ventures, Inc.

#106, 505 19 Ave SW

Calgary, Alberta, T2S 0E4

Canada

Attn: Scott Beaudette, Chief Executive Officer

With a copy to (which copy shall not constitute notice):

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 400

San Diego, CA 92103

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 9.4 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 9.4.

Section 9.5  Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 9.6  Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 9.7  Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 9.8  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Fax and PDF copies shall be considered originals for all purposes.

Section 9.9  Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of California, County of San Diego and/or the United States District Court for Southern California, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 9.4.

Section 9.10  Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.11  Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Nevada without giving effect to the choice of law provisions thereof.

Section 9.12  Amendments and Waivers. Except as otherwise provided herein, no amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SUNPEAKS VENTURES, INC.

/s/ Scott Beaudette

Name: Scott Beaudette

Title: Chief Executive Officer

HEALTHCARE DISTRIBUTION SPECIALISTS LLC

/s/ Mackie Barch

Name: Mackie Barch

Title: Managing Member

SNPK CONTROLLING STOCKHOLDER

/s/ Scott Beaudette

Scott Beaudette

HDS MANAGING MEMBER

/s/ Mackie Barch

By: Mackie Barch

SCHEDULE I

HDS Members

Name	Address	Tax-ID (if applicable)	HDS Membership Interests held	SNPK Common Shares To Be Newly Issued	SNPK Class A Preferred Shares To Be Newly Issued
Mackie Barch	9337 Fraser Ave Silver Spring, MD 20910		1,000	200,000,000	3,000,000

TOTALS			1,000	200,000,000	3,000,000